UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

(662) 893-7376
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2004, we entered in an amendment of our Lake Creek Prospect Farmout Agreement with Orbit Energy, LLC. In connection with the amendment, we received the right to continue our participation in the drilling and development of the Lake Creek No. 2, Lake Creek No. 3, and Lake Creek No. 4 wells whose acreage is located outside the original Lake Creek Prospect area. We have the right to participate in the drilling and development of Lake Creek area acreage with a working interest up to 25%, of which 10% shall be “carried” by Orbit while we would be responsible for our proportionate share of capital expenditures on the remaining 15% working interest. A copy of the amendment agreement is attached hereto as exhibit 10.1.

Item 7.01. Regulation FD Disclosure

On December 22, 2004, we issued a News Release announcing that the Lake Creek No. 3 well located in Chautaugua County in Southeast Kansas was spud on December 20, 2004. The well’s projected total depth is 2,500 feet to drill and test the Arbuckle and the Mississippian formations.

We also announced that we have amended the Lake Creek Prospect Farmout Agreement with Orbit Energy, LLC.

Item 9.01. Financial Statements and Exhibits.

10.1 Amendment to the Lake Creek Prospect Farmout Agreement with Orbit Energy LLC.

99.1 News Release dated December 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Don Sytsma
By: Don Sytsma
Chief Financial Officer, Treasurer and Director
Date: December 22, 2004